Exhibit 21.1

     ARLINGTON HOSPITALITY, INC., INC.
     LISTING OF SUBSIDIARIES

                                                      State of
                                                    Incorporation      Ownership
              Entity                               or Organization    Percentage
----------------------------------                 ---------------    ----------
Arlington Hospitality Development, Inc.               Illinois           100.00%
Arlington Hospitality Management, Inc.                Illinois           100.00%
Arlington Hospitality Staffing, Inc.                  Illinois           100.00%
Arlington Inns, Inc.                                  Delaware           100.00%
Arlington Inns of America, Inc.                       Delaware           100.00%
Arlington Inns of Illinois, Inc.                      Illinois           100.00%
Arlington Inns of Michigan, Inc.                      Michigan           100.00%
Arlington Inns of Ohio, Inc.                            Ohio             100.00%
Arlington Lodging Group, Inc.                         Delaware           100.00%
Arlington Office Group, Inc.                          Illinois           100.00%
AP Equities of Florida, Inc.                           Florida           100.00%
AP Hotels of California, Inc.                        California          100.00%
AP Hotels of Georgia, Inc.                             Georgia           100.00%
AP Hotels of Illinois, Inc.                           Illinois           100.00%
AP Hotels of Iowa, Inc.                                 Iowa             100.00%
AP Hotels of Michigan, Inc.                           Delaware           100.00%
AP Hotels of Mississippi, Inc.                       Mississippi         100.00%
AP Hotels of Missouri, Inc.                           Missouri           100.00%
AP Hotels of Ohio, Inc.                               Delaware           100.00%
AP Hotels of Oklahoma, Inc.                           Oklahoma           100.00%
AP Hotels of Pennsylvania, Inc.                     Pennsylvania         100.00%
AP Hotels of Texas, Inc.                              Delaware           100.00%
AP Hotels of Wisconsin, Inc.                          Wisconsin          100.00%
AP Hotels/Parkersburg, WV, Inc.                     West Virginia        100.00%
AP Lodging of Ohio, Inc.                                Ohio             100.00%
AP Properties of Mississippi, Inc.                   Mississippi         100.00%
AP Properties of Ohio, Inc.                             Ohio             100.00%
API of Indiana, Inc.                                   Indiana           100.00%
API/Athens, OH, Inc.                                    Ohio             100.00%
API/Columbia City, IN, Inc.                            Indiana           100.00%
API/Hammond, IN, Inc.                                  Indiana           100.00%
API/Lancaster, OH, Inc.                                 Ohio             100.00%
API/Logan, OH, Inc.                                     Ohio             100.00%
API/Metropolis, IL, Inc.                              Illinois           100.00%
API/Plainfield, Inc.                                   Indiana           100.00%
API/Washington C.H., OH, Inc.                           Ohio             100.00%
Niles, Illinois Hotel Corporation                     Illinois           100.00%
Shorewood Hotel Investments, Inc.                     Illinois           100.00%
Shorewood Investors, Inc.                             Illinois           100.00%
Metropolis, IL 1292 Limited Partnership               Illinois            54.90%
Dayton, Ohio 1291 Limited Partnership                   Ohio              61.50%
Altoona, PA 792 Limited Partnership                 Pennsylvania          62.78%
New Philadelphia, Ohio 1092 Limited Partnership         Ohio              50.35%